SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              September 15, 1999


         RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (SOYLAND) 1993 B-2
            (Exact name of registrant as specified in its charter)



       New York                   33-79328                   36-7051620
(State or other jurisdic-      (Commission File            (IRS Employer
 tion of incorporation)            Number)              Identification No.)




National Rural Utilities Cooperative
  Finance Corporation
Woodland Park
2201 Cooperative Way, Herndon, VA                             20171-3025
(Address of principal executive offices)                      (ZIP Code)




Registrant's telephone number, including area code:	(703) 709-6700









   (Former name or former address, if changed since last report)

Item 5.	Other Events

		In accordance with Section 7.1(a) of the Trust Agreement, a semi-annual report dated September 15, 1999 was sent to certificateholders. A copy of the report appears as an exhibit to this filing.

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

Item 7.	Financial Statement, Pro Forma Financial Information and Exhibits

		(c)	Exhibits

			The following exhibit is filed herewith:

			21.1	Semi-annual Report to Certificate holders
                        dated September 15, 1999.


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

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION



\s\ Steven L. Lilly

Chief Financial Officer





September 17, 1999



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

Exhibit Index


(21.1)  Semi-annual Report to Certificate holders dated September 15, 1999.

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


To the holders of:

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (SOYLAND) 1993B-2
CUSIP:  781681 AS 0

The following information has been furnished to us, as your Trustee, by National Rural Utilities Cooperative Finance Corporation (the "Servicer"), pursuant to Section 7.1(a) of the Trust Agreement dated October 6, 1994.


        Certificate Payment Date:            September 15, 1999

	Distribution Allocable to
               	Principal:                   $     2,450,000.00

	Distribution Allocable to
               	Interest:                    $     1,837,000.00


        Fees Distributed to Servicer 	     $        17,600.00

	Principal Balance of Certificates
               	Outstanding before payment:  $    44,000,000.00


No delinquency in payment under either the Note or the Guarantee has occurred and no Event of Servicing Termination, or, to the best of the Servicer's knowledge, event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred and is continuing.

I, the undersigned, do hereby certify that I am a Responsible Officer of National Rural Utilities Cooperative Finance Corporation, and as such officer, I further certify that to the best of my knowledge and belief, the Semiannual Report is complete and accurate.


NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION



\s\ Steven L. Lilly

Chief Financial Officer


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